Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended July 31, 2003

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Eliminations	Total
Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	832,926	—	3,124	—	(19)	—	2,306	—	1,671	—	—	840,008
Salaries, Wages, and Benefits	446,452	—	(11,091)	8,149	(3,707)	—	—	—	—	—	—	439,803
Purchased Transportation	—	—	(13,015)	—	—	—	—	—	—	—	—	(13,015)
Operating Taxes and Licensing	146,764	—	—	—	—	—	13,671	—	(7,211)	—	—	153,224
Claims and Insurance	109,344	—	—	—	—	—	19,217	—	6,565	—	—	135,126
Rents	(30,050)	—	—	—	—	—	—	—	—	—	—	(30,050)
Depreciation	7,429	—	—	93	73	—	—	—	—	—	—	7,595
Amortization	154,145	—	—	875,119	—	—	—	—	—	—	—	1,029,264
Other G&A Expense	2,758,688	—	(11,426)	(886,642)	9,970	—	—	—	—	—	—	1,870,590
(Gain)/Loss on Sales of Assets	(3,897,488)	—	46,917	3,281	1,147	—	(167,297)	—	1,857,098	—	—	(2,156,342)

Total Operating Expenses	528,210	—	14,509	—	7,464	—	(132,103)	—	1,858,123	—	—	2,276,203

Operating Income (Loss)	(528,210)	—	(14,509)	—	(7,464)	—	132,103	—	(1,858,123)	—	—	(2,276,203)
Other Interest Expense	(200,000)	—	—	—	—	—	58	—	—	—	—	(199,942)

Interest Expense	(200,000)	—	—	—	—	—	58	—	—	—	—	(199,942)
Temporary Investment Interest	—	—	—	—	—	—	3,836	—	2,906	—	—	6,742
Affiliate Interest Income	—	—	—	—	(22,494)	—	—	—	—	—	—	(22,494)
Other Interest Income	170,474	—	—	—	—	—	—	—	—	—	—	170,474

Interest Income	170,474	—	—	—	(22,494)	—	3,836	—	2,906	—	—	154,722
Debt Expense	(242,354)	—	—	—	—	—	—	—	—	—	—	(242,354)
Other Miscellaneous, Net	(121,430)	—	—	—	—	—	—	—	—	—	—	(121,430)

Income (Loss) Before Taxes	(921,520)	—	(14,509)	—	(29,958)	—	135,997	—	(1,855,217)	—	—	(2,685,207)
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—	—
Net Loss	$(921,520)	$—	$(14,509)	$—	$(29,958)	$—	$135,997	$—	$(1,855,217)	$—	$—	$(2,685,207)